Exhibit 4.1
BMP SUNSTONE CORPORATION
12.5% SUBORDINATED CONVERTIBLE NOTE
DUE JULY 1, 2011

No.	$
     BMP Sunstone Corporation, a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                         , or registered assigns, the principal sum of                                          Dollars on July 1, 2011, and to pay interest thereon from March ___, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each of April 1, July 1, October 1 and January 1 in each year, commencing April 1, 2009 at the rate of 12.5% per annum, until the principal hereof is paid or made available for payment, and at the rate of 18% per annum (but in no event in excess of the maximum rate permitted under applicable law) on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 15, June 15, September 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, PA 19482, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by wire transfer to such account of the Person entitled thereto as such account may be specified in writing from time to time by such Person.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
     Dated:

BMP SUNSTONE CORPORATION
By:
Name:
Title:

[Signature Page to Note]

     This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee
By:
Authorized Signatory

Dated:

[REVERSE OF SECURITY]

BMP SUNSTONE CORPORATION
12.5% SUBORDINATED CONVERTIBLE NOTE
DUE JULY 1, 2011
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March ___, 2009 (herein called the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture, all indentures supplemental thereto and the Officer’s Certificate of the Company dated March ___, 2009, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $7,000,000.
     Subject to and upon compliance with the provisions of Article XIV of the Indenture and subject to the following paragraph, the Holder of this Security is entitled, at his option, at any time after the close of business on May 15, 2009, to convert this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof) (the “Conversion Amount”), at the principal amount hereof, or of such portion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company (the “Common Shares”) at a conversion price per share of Common Stock (the “Conversion Price”) equal to $3.00 per each share of Common Stock (or at the current adjusted conversion price if an adjustment has been made as provided in the Indenture); provided that, if the Company issues Common Shares in one or more offerings to investors (other than any offerings following the closing of a Qualified Offering (as defined below)) on or prior to December 31, 2009 (any such issuance, an “Offering”), the Conversion Price shall equal the lesser of (i) $3.00, (ii) 115% of the lowest price per Common Share (after deducting the value, as determined by the Company, of any warrants or other securities issued in such Offering) for which the Company sells Common Shares in any Offering or (iii) 115% of the VWAP (as defined below) for the period from and including October 15, 2009 through and including December 15, 2009, provided that, notwithstanding anything to the contrary, the Conversion Price shall not be less than $2.00. “VWAP” means the volume weighted average price (the aggregate sales price of all trades of Common Shares during each Trading Day divided by the total number of shares of Common Shares traded during such Trading Day) of the Common Shares during any Trading Day as reported by Bloomberg, L.P. using the AQR function. “Trading Day” means any day other than a Saturday or a Sunday on which the Principal Market is open for trading in equity securities. “Principal Market” means the NASDAQ Capital Market, the NASDAQ Global Select Market, the NASDAQ Global Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Shares.
     So long as the Common Shares are listed for trading on The Nasdaq Stock Market, Inc. (“Nasdaq”) or an exchange or quotation system with a rule substantially similar to Rule 4350(i)

then, notwithstanding anything to the contrary contained herein if, at any time (the “Triggering Event”), the aggregate number of Common Shares then issued upon conversion of the Securities (including any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Securities for purposes of such rule) equals 19.99% of the Outstanding Common Amount (as hereinafter defined), the Securities (1) shall, from that time forward, cease to be convertible into Common Shares in accordance with the terms of the prior paragraph above, unless the Company (A) has obtained approval (“Shareholder Approval”) of the issuance of the Common Shares upon conversion of the Securities by a majority of the total votes cast on such proposal, in person or by proxy, by the holders of the then outstanding Common Shares (not including (x) any Common Shares held by present or former holders of Securities that were issued upon conversion of Securities or (y) any shares of capital stock or rights to acquire shares of capital stock issued by the Company that are held by present or former holders of such shares of capital stock or rights to acquire shares of capital stock which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Securities for purposes of Rule 4350(i)), or (B) shall have otherwise obtained permission to allow such issuances from Nasdaq in accordance with Rule 4350(i) and (2) shall, from that time forward, be convertible into such Holder’s pro rata share of the Maximum Share Amount (as hereinafter defined). If the Common Shares are not then listed on Nasdaq or an exchange or quotation system that has a rule substantially similar to Rule 4350(i), the limitations set forth herein shall be inapplicable and of no force and effect. If the Triggering Event occurs, the Company shall promptly seek Shareholder Approval. If the Triggering Event occurs and the Company does not obtain Shareholder Approval at a special meeting of shareholders, the Company shall pay interest to the Holder on the aggregate then outstanding principal amount of this Security at the rate of 15% per annum (but in no event in excess of the maximum rate permitted under applicable law). For purposes of this paragraph, “Outstanding Common Amount” means (i) the number of Common Shares outstanding on the earliest date of issuance of the Securities or any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Securities for purposes of such rule plus (ii) any additional shares of Common Shares issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event. The maximum number of Common Shares issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the “Maximum Share Amount.” With respect to each Holder of Securities, the Maximum Share Amount shall refer to such Holder’s pro rata share thereof based on the principal amount of Securities then held by such Holder relative to the total aggregate principal amount of Securities then outstanding plus the value of any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Securities for purposes of Rule 4350(i). In the event that the Company obtains Shareholder Approval or the approval of Nasdaq, by reason of the inapplicability of the rules of Nasdaq or otherwise that the restrictions set forth in this paragraph shall no longer apply and the number of shares that the Securities convert into will be as set forth in the prior paragraph (such increased number being the “New Maximum Share Amount”) and the references to Maximum Share Amount, above, shall be deemed to be, instead, references to the greater New Maximum Share Amount. In the event that Shareholder Approval is not obtained, the Maximum Share Amount shall remain unchanged.

     The number of Common Shares issuable upon conversion of any portion of the Conversion Amount shall be determined by dividing (x) such portion of the Conversion Amount by (y) the Conversion Price in effect on the date of receipt of the Conversion Notice by the Company from the Holder pursuant to the Indenture. The Holder shall surrender this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, PA 19482, accompanied by written notice to the Company that the Holder hereof elects to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, also accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture.
     “Qualified Offering” shall mean the issuance after the date hereof of equity securities of the Company or securities convertible into equity securities in one or more offerings to investors resulting in the receipt of proceeds, net of all commissions, by the Company in an aggregate amount of at least twelve million six hundred seventy two thousand four hundred sixty three dollars ($12,672,463).
     In the event of conversion of this Security in part only, a new Security or Securities of this series and of like tenor for the unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.
     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture, as amended or supplemented by an Officer’s Certificate.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein or for enforcement of the right to convert this Security as provided in the Indenture.
     Subject to the rights of holders of Senior Indebtedness, as set forth in the Indenture, no other reference herein to the Indenture and no other provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[FORM OF CONVERSION NOTICE]
To: BMP SUNSTONE CORPORATION
     The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of BMP Sunstone Corporation, in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Securities, representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.
Dated:

Fill in for registration of shares of Common Stock and Securities if to be issued otherwise than to the registered holder.	Principal Amount to be converted (in an integral multiple of $1,000, if less than all):

$

Name

Address

Signature
(Please print name and address, including zip code number)

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFYING NUMBER	[SIGNATURE GUARANTEED required only if Common Stock and Securities are to be issued and delivered to other than registered holder]
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